October 16, 2025

_______________________

The Bank of New York Mellon

135 Santilli Highway

Everett, MA 02149

Re: Custody Agreement Dear _________________:

Pursuant to Sections 10.12 and 10.13 of the Custody Agreement dated as of January 1, 2011 (the “Agreement”) between each investment company listed on Schedule 1 thereto and The Bank of New York Mellon (the “Custodian”), please be advised that the following investment companies desire to have the Custodian render services under the terms of the Agreement as custodian as of the effective date indicated:

•	BNY Dreyfus Stablecoin Reserves Fund
•	BNY Mellon Fixed Income Completion Funds (FICS) – C
•	BNY Mellon Fixed Income Completion Funds (FICS) – CP

Enclosed please find an updated Schedule 1 to the Agreement revised to reflect the addition of these new investment companies.

Please indicate the agreement of the Custodian by having an authorized representative sign and date this letter and return it to the undersigned.

Sincerely,

By:_____________________________

Title:____________________________

Date: ___________________________ On behalf of each Investment Company set forth in Schedule I to the Custody Agreement

Agreed to by The Bank of New York Mellon:

By:___________________________________

Title:__________________________________

Date: ________________________________

SCHEDULE 1 FUNDS

BNY Mellon Absolute Insight Funds, Inc.

BNY Mellon Core Plus Fund

BNY Mellon Advantage Funds, Inc.

BNY Mellon Global Dynamic Bond Income Fund

BNY Mellon Global Real Return Fund

BNY Mellon Opportunistic Midcap Value Fund BNY Mellon Dynamic Value Fund

BNY Mellon Technology Growth Fund

BNY Mellon Opportunistic Small Cap Fund BNY Mellon Dynamic Total Return Fund

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

BNY Mellon Appreciation Fund, Inc.

BNY Mellon Funds Trust

BNY Mellon Asset Allocation Fund BNY Mellon Bond Fund

BNY Mellon Corporate Bond Fund BNY Mellon Emerging Markets Fund

BNY Mellon Income Stock Fund

BNY Mellon Intermediate Bond Fund

BNY Mellon International Fund

BNY Mellon Massachusetts Intermediate Municipal Bond Fund BNY Mellon Mid Cap Multi-Strategy Fund

BNY Mellon Municipal Opportunities Fund

BNY Mellon National Intermediate Municipal Bond Fund BNY Mellon National Municipal Money Market Fund BNY Mellon National Short-Term Municipal Bond Fund

BNY Mellon New York Intermediate Tax-Exempt Bond Fund BNY Mellon Pennsylvania Intermediate Municipal Bond Fund BNY Mellon Short-Term U.S. Government Securities Fund BNY Mellon Small Cap Multi-Strategy Fund

CitizensSelect Funds

Dreyfus Institutional Preferred Treasury Securities Money Market Fund

BNY Mellon Investment Funds II, Inc.

BNY Mellon  Fixed  Income  Completion  Funds (FICS) – C

BNY Mellon  Fixed  Income  Completion  Funds (FICS) – CP

BNY Mellon Global Emerging Markets Fund BNY Mellon Yield Enhancement Strategy Fund

Dreyfus Cash Management

BNY Mellon Large Cap Securities Fund, Inc. Dreyfus Government Cash Management Funds

Dreyfus Government Cash Management

Dreyfus Government Securities Cash Management

BNY Mellon High Yield Strategies Fund BNY Mellon Index Funds, Inc.

BNY Mellon International Stock Index Fund BNY Mellon S&P 500 Index Fund

BNY Mellon Smallcap Stock Index Fund Dreyfus Institutional Liquidity Funds

Dreyfus Treasury and Agency Liquidity Money Market Fund

BNY Dreyfus Stablecoin Reserves Fund

Dreyfus Institutional Reserves Funds

Dreyfus Institutional Preferred Government Money Market Fund Dreyfus Institutional Preferred Treasury Obligations Fund

Dreyfus Institutional Preferred Money Market Funds

Dreyfus Institutional Preferred Government Plus Money Market Fund

BNY Mellon Intermediate Municipal Bond Fund, Inc.

BNY Mellon Investment Funds I

BNY Mellon International Equity Fund

BNY Mellon Global Fixed Income Fund

BNY Mellon Small Cap Growth Fund

BNY Mellon Small Cap Value Fund

BNY Mellon Small/Mid Cap Growth Fund BNY Mellon Investment Funds VII, Inc.

BNY Mellon Short Term Income Fund

BNY Mellon Investment Portfolios MidCap Stock Portfolio

Small Cap Stock Index Portfolio Technology Growth Portfolio

BNY Mellon Investment Funds IV, Inc.

BNY Mellon Bond Market Index Fund BNY Mellon Floating Rate Income Fund

BNY Mellon Institutional S&P 500 Stock Index Fund BNY Mellon Tax Managed Growth Fund

BNY Mellon Investment Funds III

BNY Mellon Equity Income Fund

BNY Mellon Global Equity Income Fund BNY Mellon High Yield Fund

BNY Mellon International Bond Fund

BNY Mellon Investment Funds VI

BNY Mellon Balanced Opportunity Fund BNY Mellon Midcap Index Fund, Inc.

BNY Mellon Municipal Bond Infrastructure Fund, Inc. BNY Mellon Opportunistic Municipal Securities Fund BNY Mellon Municipal Income, Inc.

BNY Mellon Municipal Funds, Inc.

BNY Mellon AMT-Free Municipal Bond Fund BNY Mellon High Yield Municipal Bond Fund

BNY Mellon New Jersey Municipal Bond Fund, Inc. BNY Mellon New York AMT-Free Municipal Bond Fund

BNY Mellon Opportunity Funds

BNY Mellon Natural Resources Fund

BNY Mellon California AMT-Free Municipal Bond Fund, Inc.

BNY Mellon U.S. Mortgage Fund, Inc. BNY Mellon Investment Funds V, Inc.

BNY Mellon Developed Markets Real Estate Securities Fund BNY Mellon Large Cap Equity Fund

BNY Mellon Short Term Municipal Bond Fund

BNY Mellon Worldwide Growth Fund, Inc.

BNY Mellon Research Growth Fund, Inc.

BNY Mellon Sustainable U.S. Equity Fund, Inc. BNY Mellon Sustainable U.S. Equity Portfolio, Inc. BNY Mellon Stock Funds

BNY Mellon International Core Equity Fund

BNY Mellon Stock Index Fund, Inc.

BNY Mellon Strategic Municipal Bond Fund, Inc. BNY Mellon Strategic Municipals, Inc.

Dreyfus Treasury Obligations Cash Management Fund

Dreyfus Treasury Securities Cash Management

BNY Mellon Variable Investment Fund Appreciation Portfolio

Government Money Market Portfolio Growth and Income Portfolio Opportunistic Small Cap Portfolio

General Money Market Fund, Inc.

Dreyfus Money Market Fund

BNY Mellon Strategic Funds, Inc.

BNY Mellon Active MidCap Fund

BNY Mellon Global Stock Fund

BNY Mellon International Stock Fund